UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2024

Galaxy Gaming, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6480 Cameron Street Suite 305

Las Vegas, Nevada 89118

(Address of principal executive offices)

(702) 939-3254

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock	GLXZ	OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2024, Gavin Isaacs notified the Board of Directors of Galaxy Gaming, Inc. (the “Company”) that he intends to resign as a member of the Board and as a member of the Audit Committee of the Board effective August 30, 2024. Mr. Isaacs’ resignation is not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company. The Board of the Company did not immediately replace Mr. Isaacs’ position on the Board.

Item 9.01. Financial Statements and Exhibits

d) Exhibits

Exhibit

Number Description of Exhibit

99.1 Galaxy Gaming, Inc. Press Release dated August 12, 2024, announcing the resignation of Gavin Isaacs

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2024

GALAXY GAMING, INC.

By:	/s/ Steven Kopjo
Steven Kopjo
Chief Financial Officer